Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wearable Devices Ltd.

We hereby consent to the incorporation by reference in this Post- Effective Amendment No. 2 to the Registration Statement on form F-1 of Wearable Devices Ltd. of our report dated March 21, 2023, relating to the consolidated financial statements which appears in Wearable Devices Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

March 30, 2023

Tel Aviv, Israel